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                                                                   EXHIBIT 5
[COOLEY GODWARD LETTERHEAD]

                                             CHRISTOPHER A. WESTOVER
                                             415 693-2066
                                             westoverca@cooley.com

August 19, 1998



SBE, Inc.
4550 Norris Canyon Road
San Ramon, CA 94583

Re:   Post-Effective Amendment No. 1 to Registration Statement on Form S-8

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by SBE, Inc. (the "Company") of a Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by SBE, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of the Company's Common Stock, par value $0.001 per share, (the "Shares") reserved for issuance pursuant to its 1991 Non-Employee Directors' Stock Option Plan, as amended (the "Plan"), which Shares were registered by SBE, Inc., a California corporation, prior to the reincorporation into Delaware.

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Certificate of Incorporation and By-laws, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plan, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP



By: /s/ Christopher A. Westover
   ___________________________
      Christopher A. Westover

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